Exhibit 4.3


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                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT is made as of May 24, 1996 between IMATRON INC., a New Jersey corporation (the "Company"), and each of the purchasers (individually a "Purchaser" and collectively the "Purchasers") whose names and authorized signatures appear on the signature page hereto (the "Signature Page").

                                R E C I T A L S:

         WHEREAS, the Company has authorized the issuance and sale outside of the United States of 4,000,000 shares of its Common Stock (the "Shares"); and

         WHEREAS, the Purchasesr desire to purchase and the Company desires to sell the Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties have agreed as follows:

         1. Purchase and Sale of Shares. The Company agrees to sell to the Purchasers and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Shares for the purchase price set forth opposite such Purchaser's name on the Signature Page.

         2. Closing; Escrow. The closing of the purchase and sale of the Shares pursuant to Section 1 hereof shall take place on May 24, 1996 (the "Closing Date"). At the Closing each of the Purchasers shall deliver the purchase price for such Purchaser's Shares into an Imatron Escrow Account at Silicon Valley Bank (Acct. # 3300 14953) subject to the terms and conditions hereinafter set forth. The Company shall promptly cause certificates to be issued evidencing the Shares to be purchased by each Purchaser and shall hold such certificates until the registration statement provided for in Section 7 below (the "Registration") shall have been declared effective by the Securities and Exchange Commission at which time such certificates shall be delivered to the Purchasers in accordance with their instructions. In the event the Registration shall not have be declared effective by July 24, 1996, upon written notice to the Company given within sixty (60) days thereafter, each Purchaser shall be entitled to rescind the purchase and sale of the Shares acquired by such Purchaser and to immediately receive back from the Company the Purchase Price paid therefor.

         3. Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, represents and warrants to, and agrees with, the
Company:

             (a) This Agreement has been duly authorized, executed, and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles

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of equity; and the Purchaser has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

             (b) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Shares, or the performance of the Purchaser's obligations hereunder.

             (c) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

             (d) The Company has given the Purchaser the opportunity to have answered all of the Purchaser's questions concerning the Company and its business and has made available to the Purchaser all information requested by the Purchaser which is reasonably necessary to verify the accuracy of other information furnished by the Company. The Purchaser has received and evaluated all information about the Company and its business which the Purchaser deems necessary to formulate an investment decision, and does not desire any further information.

             (e) The Purchaser understands that the Shares are being offered and sold to him or her or it in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws, including, including but not limited to the exemptions provided for under Regulation S ("Regulation S") and Regulation D ("Regulation D") under the United States Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise defined herein, capitalized terms used herein and not defined herein shall have the same meanings given to them in Regulation S and Regulation D. The Purchaser further understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of the Purchaser to acquire the Shares.

             (f) The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Issuer.

             (g) No offer of the Shares was made to the Purchaser in the United States and at the time the buy order for the Shares was originated the Purchaser was located outside the United States.

                  (h) The Purchaser is aware that the Shares have not been registered under the Securities Act and may be offered or sold only pursuant to registration under the Securities Act or an available exemption therefrom. The Purchaser is acquiring the Shares for investment and without any present intention to engage in a distribution thereof.

             (i) The Purchaser is either (i) acquiring the Shares for the Purchaser's own account; or (ii) for the account of another for which the Purchaser acts as a fiduciary, in which case the Purchaser will so advise the Company. If acting as a fiduciary, the Purchaser makes

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the  representations,  warranties,  and covenants as set forth herein on its own behalf and as agent for and on behalf of such other party.

             (j) The Purchaser has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

             (i) The Purchaser is an "Accredited Investor" as that term is defined under Rule 501 adopted pursuant to the Securities Act. "Accredited Investors" are defined in Rule 501 to include, among others: (1) Various specified institutional investors (such as banks, savings and loan associations, licensed brokers or dealers, insurance companies, investment companies, small business investment companies, employee benefit plans having assets in excess of $5,000,000, and self-directed plans having investment decisions made solely by persons that are Accredited Investors); (2) Any entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered; (3) Any person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level this year; (4) Any person whose individual net worth (or joint net worth with the person's spouse) at the time of purchase exceeds $1,000,000; (5) Directors and executive officers of the Company; (6) Trusts with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person prescribed in Rule 506(b)(2)(ii); and (7) Any entity in which all the equity owners are deemed accredited.

             (k) The Purchaser: (i) will not, during the period commencing on the Closing Date and ending upon on the effective date of the Registration (the "Restricted Period"), offer or sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or 904 of Regulation S; and (i) will, after the expiration of the Restricted Period, offer, sell, pledge, or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state and foreign securities laws.

             (l) No Purchaser, or any affiliate or other person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

             (m) The transactions contemplated by this Agreement: (i) have not been pre- arranged with a purchaser located in the United States or who is a U.S. Person; and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

             (n) The Purchaser has no put options, short positions, or other similar instruments with respect to any of the Company's securities and has not entered and does not have the intention of entering, into any such instruments with respect to the Shares or securities of the same class.


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             (o) If the  Purchaser  offers  and  sells  the  Shares  during  the
Restricted Period, then it will do so only (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration of the Shares under the
Securities   Act,  or  (iii)  pursuant  to  an  available   exemption  from  the
registration requirements of the Securities Act.

             (p)  The  Purchaser   understands   that  each  share   certificate
evidencing the Shares will bear a legend reflecting the foregoing.

         4.  Representations   and  Warranties  of  the  Company.   The  Company
represents and warrants to, and agrees with, the Purchaser that:

             (a) The Shares: (i) are free and clear of any security interests, liens, claims, or other encumbrances; (ii) have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable; (iii) will not have been, individually and collectively, issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and (iv) will not subject the holders thereof to personal liability by reason of being such holders.

             (b) There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

             (c) The Company is a reporting issuer as defined in Regulation S.

             (d) The sale of the Shares pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S and Regulation D and applicable state or foreign law.

             (e) No offer to buy the Shares was made to the Company by any person in the United States.

             (f) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

             (g) The transactions contemplated by this Agreement: (i) have not been prearranged with a purchaser who is in the United States or who is a U.S. Person; and (ii) are not part of a plan or scheme to evade the registration provisions of the Act.

             (h) Neither the Company, nor any affiliate of the Company, nor any person acting on their behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares, including, but not limited to, general solicitation activities or advertising.

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         5.  Restrictions on Transferability of Shares

             (a) Restrictions on Transferability.  The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

             (b) Restrictive Legends. Until the sale or transfer of the Shares by the Purchasers shall be subject to an effective registration under Securities Act, each certificate representing the Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 7 below) be stamped or otherwise imprinted with the following legends (in addition to any legend required under applicable state securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AND SUBJECT TO CERTAIN EXCEPTIONS, MAY NOT BE SOLD IN THE UNITED STATES OR TO U.S. PERSONS. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF IN THE UNITED STATES OR TO U.S. PERSONS MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT."

         Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Agreement. As used hereinafter the term "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in this section.

             (c) Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the issuer thereof of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall, if reasonably requested by the issuer, be accompanied, at such holder's expense by either (i) written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto,

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whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted securities in accordance with the terms of the notice delivered by the holder to the Company.

         6. Covenants of the Company. The Company covenants and agrees with the Purchaser to refrain from engaging, and to insure that none of its affiliates will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the shares.

         7.  Registration.

             (a) Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

                 (i)  "Commission"   shall  mean  the  Securities  and  Exchange
Commission or any other federal agency at the time administering the Securities Act.

                 (ii) "Holder" shall mean any Purchaser holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in compliance with Section 7.3 hereof.

                 (iii) "Registrable Securities" means the Shares; provided, however, that shares of the Company's Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) such securities have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) all such securities may be sold by the Holder thereof under Rule 144 promulgated under the Securities Act, or a successor rule, within such period as Purchaser may sell all such securities.

                 (iv) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (v) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with this Section 4, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and all reasonable fees and disbursements of one counsel for the selling Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as hereinafter defined)).

                 (vi) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above.

                 (vii) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

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             (b)  Registration  of Shares.  Within sixty (60) days following the
Closing Date the Company will use its diligent best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of the Shares.

             (c) Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to Section 4 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

             (d) Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                 (i) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least three hundred sixty-five (365) days or until the distribution described in the Registration Statement has been completed; provided, however, that (i) such 365-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 365-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1034 Act in the registration statement.

                 (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                 (iii) Use its best efforts to register and qualify the securities covered by such registration statement such other securities or Blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

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                 (iv) In the event of any underwritten  public  offering,  enter into and perform its obligations under an underwriting agreement, in usual and customary form with the managing underwriter or such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (v) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (vi) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                 (vii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities registered, in each case not late than the effective date of such registration.

                 (viii) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

             (e) Indemnification.

                 (i) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or the 1934 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, or the 1934 Act, or any rule or regulation promulgated under the Securities Act, or the 1934 Act, applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing

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or  defending  any such claim,  loss,  damage,  liability  or action;  provided, however, that the Company will not be liable (i) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and (ii) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                 (ii) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and (ii) shall be limited in an amount equal to the aggregate initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. The obligations of the Company and Holders under this Section 7(e) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7(e) and otherwise.

             (f) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

             (g) Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Section 7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in

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

accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 100,000 shares of Common Stock (as appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) or is a subsidiary or constituent partner or affiliate of the transferor and (iii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Holder hereunder.


         8. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and the Purchasers, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party, and will survive delivery of any payment of the Shares.

         9. Notices. All communications hereunder shall be in writing, and, if sent to the Purchaser shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at the addresses set forth on the Signature Page; or, if sent to the Company, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Company at:

                             Imatron Inc.
                             389 Oyster Point Boulevard
                             South San Francisco, California 94080
                                     Attention: President

                             Tel: (415) 583-9964
                             Fax: (415) 871-0418

         10. Miscellaneous.

             (a) This Agreement may be executed in one or more counterparts and it is not necessary that signature of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

             (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to
Section 7 hereof, the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

             (c)  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the laws of the State of California.

             (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


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

         IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                    COMPANY:

                                            IMATRON INC.

                                            By:________________________
                                                     President

         CONTINUATION SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT
                               DATED MAY 24, 1996
                   BETWEEN IMATRON INC. AND CERTAIN PURCHASERS

                                   PURCHASER:


Purchaser's Name                     Number of Shares
and Address                          and Purchase Price          Signature
- ----------------                     ------------------          ---------

Jose Maria Salema Garcao             700,000 shares
Quinta Marinha Lt. CT 14             $1,820,000              ------------------
2750 Cascais, Portugal

Luis Jorge Serras                    600,000 shares
R. Augusta no. 228 - 1o              $1,560,000              ------------------
1100 Lisboa, Portugal

Jose Laranjeiro Osvaldo Gomes        500,000 shares
Ave. Cesario Verde, 46               $1,300,000              ------------------
2758 Cascais, Portugal

Armando Jose Rinaldi Balbi           400,000 shares
Rua General Urquiza No. 110          $1,040,000              ------------------
Ap. 201 Leblon
Rio De Janeiro, Brazil


Eduardo Guedes Q. de Mendia          200,000 shares
Trava da Arrochela no. 3             $520,000                ------------------
1200 Lisboa, Portugal

Carlos Spynola Teixeira              200,000 shares
Rua Gregorio Lopes, no 1514          $520,000                ------------------
9o Esqo
1400 Lisboa, Portugal

Dr. Jose Diogo Ferreira Martins      100,000 shares
Rua Tierno Galvan Lote 5B-11o C      $260,000                ------------------
1070 Lisboa, Portugal

Maria Madalena Bello Pimentel        100,000 shares
R. D. Joao V                         $260,000                ------------------
12-2o Esqo
1250 Lisboa, Portugal

Jose Antonio Reymao Nogueira         100,000 shares
Ave Alvares Cabral no 28 - 4o Dto    $260,000                ------------------
1250 Lisboa, Portugal


Jose Filipe Nobre Guedes             100,000 shares
Rua Martin Sainz no 7                $260,000                ------------------
2765 Estoril, Portugal

                SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT
                               DATED MAY 24, 1996
                   BETWEEN IMATRON INC. AND CERTAIN PURCHASERS

                                   PURCHASER:

                                     Number of Shares and
Purchaser's Name and Address         Purchase Price            Signature
- ----------------------------         --------------------      ---------

Banco Espirito Santo Internacional   1,000,000 shares
Avenue Montchoisi No. 15             $2,600,000
1006 Lausanne, Switzerland
                                                           ---------------------
                                                            Authorized Officer



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